Exhibit 10.4

Sysco Protective Covenants Agreement

This Sysco Protective Covenants Agreement (“Agreement”) is between Employee, and Sysco Corporation (“Company”), collectively referred to as the “parties.”

WHEREAS, Company seeks to promote, place, or retain Employee in a position of special trust and confidence, and Employee wishes to accept such a position; and, as a condition of such employment relationship and the benefits being provided pursuant to Section 1.1 below, the parties seek to protect Company’s Confidential Information (as defined below), inventions and discoveries, specialized training, and its customer relationships and other goodwill; the parties agree as follows:

SECTION 1. Benefits and Responsibilities of Employment.

1.1    Position of Trust. Because Employee is being placed into a position of trust and confidence, Company will provide Employee with one or more of the following: (a) portions of the Company’s Confidential Information and/or updates thereto; (b) authorization to communicate with customers and prospective customers, and the ability to develop goodwill with them; and/or (c) authorization to participate in specialized training related to Company’s business and customers. Company agrees to provide Employee these items in exchange for and in reliance upon Employee’s promise to abide by the restrictions in this Agreement.

1.2    Duty of Loyalty and Conflicts of Interest. During employment Employee will dedicate all of his or her working time to the Company and use best efforts to perform the duties assigned, remain loyal, comply with Company policies and procedures, and avoid conflicts of interest. It shall be considered a conflict of interest for Employee to knowingly assist or take steps to form or further a competing business enterprise while employed with the Company. Employee will promptly inform the Company of any business opportunities related to the Company’s lines of business that Employee becomes aware of during employment, and any such opportunities shall be considered the intellectual property of the Company whether pursued by the Company or not. Nothing in this Agreement shall eliminate, reduce, or otherwise remove any legal duties or obligations that Employee would otherwise have to the Company through common law or statute.

SECTION 2.     Confidentiality and Business Interests.

2.1     Definition of Confidential Information. “Confidential Information” refers to an item of information, or a compilation of information, in any form (tangible or intangible), related to the Company’s business that Company has not made public or authorized public disclosure of, and that is not generally known to the public or to other persons who might obtain value or competitive advantage from its disclosure or use. Confidential Information will not lose its protected status under this Agreement if it becomes generally known to the public or to other persons through improper means such as the unauthorized use or

Exhibit 10.4

disclosure of the information by Employee or another person. Confidential Information includes, but is not limited to: (a) Company’s business plans and analysis, customer and prospect lists, internal reports, internal business-related communications, marketing plans and strategies, research and development data, data compilations regarding buying practices, human resources information obtained from a confidential personnel file (such as internal evaluations of the performance, capability and potential of any employee of the Company Affiliates), financial reports, operational analysis data, methods, techniques, technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; and (b) information about the business affairs of third parties (including, but not limited to, clients and acquisition targets) that such third parties provide to Company in confidence. Confidential Information will include trade secrets, but an item of Confidential Information need not qualify as a trade secret to be protected by this Agreement. Company’s confidential exchange of information with a third party for business purposes will not remove it from protection under this Agreement. Employee acknowledges that items of Confidential Information are Company’s valuable assets and have economic value, actual or potential, because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company, and thus, should be treated as Company’s trade secrets. Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of non-management employees if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection.

2.2. Unauthorized Use or Disclosure. Employee agrees he or she will not engage in any unauthorized use or disclosure of Confidential Information (as defined above), or knowingly use Confidential Information to harm or compromise the interests of the Company. The foregoing restriction will apply throughout Employee’s employment and thereafter for so long as the information at issue continues to qualify as a trade secret or Confidential Information as defined above. Employee understands this means he or she may not use or disclose Confidential Information in any manner that is not within the course and scope of employment with the Company and undertaken for the benefit of the Company. If compelled to disclose information via court order, subpoena, or other legal mandate, Employee will give Company as much written notice as possible under the circumstances, will refrain from use or disclosure for as long as the law allows, and will cooperate with Company to protect such information, including taking every reasonable step to protect against unnecessary disclosure. However, nothing in this Agreement, including the foregoing, prevents Employee from communicating with the EEOC, the SEC, the DOL, or any other governmental authority, making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or cooperating with or participating in a legal proceeding relating to such violations.

2.3. Employee Recordkeeping, Computer Use, and Mobile Devices. (a) Employee agrees to use the authorizations, Confidential Information, and other benefits of his or her employment to further the business interests of the Company. Employee

Exhibit 10.4

agrees to preserve and not destroy records on current and prospective Company customers, suppliers, and other business relationships that he or she develops or helps to develop, and not use these records in any way, directly or indirectly, to harm Company’s business. When Employee terminates employment with Company, or earlier if so requested, he or she will return to Company all documents, records, and materials of any kind in his or her possession or under his or her control, incorporating Confidential Information or otherwise, relating to Company’s business, and any copies thereof (electronic or otherwise), other than documents regarding Employee’s individual compensation, such as pay stubs and benefit plan booklets. Employee agrees that the obligation to return property extends to all information and property, not just Confidential Information. (b) Employee agrees not to use the Company’s computers, servers, email systems, or other electronic communication or storage devices for personal gain, to compete or prepare to compete, or to otherwise knowingly compromise a business interest of the Company; any activity in violation of this provision shall be considered unauthorized use harmful to the Company’s business systems. (c) Upon request, Employee will provide for inspection any personal electronic storage devices that Company believes may contain Confidential Information, in a state that makes inspection possible, to permit Company to confirm that Employee has completely removed all Confidential Information from the devices. If Employee stores any Company information with a third-party service provider (such as Yahoo, DropBox or iCloud), Employee consents to the service provider’s disclosure of such information to the Company. Where allowed by law, Employee will execute any additional authorizations required by the service provider to disclose the Company’s information to the Company.

2.4    Protected Activities. The obligations in Section 2 are intended to maintain the confidentiality of the Company’s trade secrets and private and confidential information, to prevent the use of Company records to assist a Competitor (defined below), and to prohibit unauthorized access to and use of Company computers. Nothing in this Section 2, or in this Agreement generally, is intended to, or shall be construed to prohibit any use or disclosure of information that is protected by law, to prohibit a disclosure compelled by law, to prohibit lawful testimony, to interfere with law enforcement by a duly authorized law enforcement agency, or to prohibit the reporting of an illegal act to any duly authorized law enforcement agency. Nothing herein shall be construed to prohibit a non-managerial employee covered by the National Labor Relations Act (the “Act”) from exercising his or her rights under Section 7 of the Act, by for example, communicating with fellow employees or union representatives about Terms and Conditions Information. “Terms and Conditions Information” refers to information concerning the wages, hours and terms and conditions of employment, or similar matters that are the subject of a labor dispute covered by the Act.

SECTION 3. Protective Covenants. Employee agrees that the following covenants are, (i) ancillary to the other enforceable agreements contained in the Agreement and (ii) reasonable and necessary to protect the Company’s legitimate business interests.

3.1.    Definitions Related to Protective Covenants.

Exhibit 10.4

(a).    “Covered Customer” is a Company customer (person or entity) with which the Employee was involved in business-related contact or dealings in the two (2) year period preceding the end of Employee’s employment with the Company or such shorter period as the Employee may have been employed (the “Look Back Period”). A customer is understood to include a person or entity with whom the Company is doing business, negotiating to do business, or actively pursuing a business relationship.

(b)    “Conflicting Product or Service” is a product and/or service that would displace or compete with any product or service of the Company that Employee was involved in or was provided Confidential Information about during the Look Back Period (which is presumed to be all products and services of the Company during the Look Back Period due to the nature of Employee’s position unless employee can show otherwise by clear and convincing evidence). This includes, without limitation, products and services under development by the Company during the Look Back Period. Some examples of conflicting produces or services would be the manufacturing, distribution and/or sale of the food or related nonfood products (including, without limitation, paper products, such as disposable napkins, plates and cups, tableware, such as china and silverware, restaurant and kitchen equipment and supplies, medical and surgical supplies, cleaning supplies, and personal care guest amenities, housekeeping supplies, room accessories and hotel and motel textiles) distributed by the Company and/or its operating companies during the Look Back Period to restaurants, healthcare and educational facilities, lodging establishments or other similar customers of the Company.

(c)    “Competitor” means any person or entity, or division or subsidiary of an entity, that engages in the same line of business as the Company (a line of business that involves providing a Conflicting Product or Service to customers or prospective customers of the Company).

3.2    Restriction on Interfering with Employee Relationships. Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not knowingly: solicit, induce or encourage an employee of the Company to leave the Company (regardless of who first initiates the communication); help identify or evaluate Company employees for recruitment away from the Company; or, help any person or entity hire an employee away from Company. Nothing herein is intended to prohibit generalized solicitation activity via public media (such as the publication of want ads) that are not targeted at the Company’s employees.

3.3.     Restriction on Interfering with Customer Relationships. Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not, in person or through others, solicit or communicate (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: stop or reduce doing business with Company; or, to buy or refer persons to a Conflicting Product or Service. The parties agree this restriction is inherently reasonable in its geography because it is limited to the places or locations

Exhibit 10.4

where the Covered Customer is doing business at the time. In the unlikely event that an additional geographic restriction is required by applicable law in order for this restriction to be enforceable, then this restriction shall be considered applicable to the Restricted Area (defined below).

3.4.    Restriction on Unfair Competition. Employee agrees that for a period of one year following the end of Employee's employment with Company, Employee will not: accept a job that involves, participate in, provide, supervise, or manage (as an employee, consultant, contractor, officer, owner, director, or otherwise) any activities or services for a Competitor in the Restricted Area (defined below) that are the same as, or similar in function or purpose to, those Employee performed or participated in during the Look Back Period on behalf of the Company. Assisting in the business activities of a Competitor in the Restricted Area means assisting with business within the relevant Territory (see Exhibit A) or any state within the United States where Employee has regularly engaged in business activities for the Company in person, by phone, or through correspondence during the Look Back Period if Employee’s job is not limited to a specific territory. This Paragraph is not intended to prohibit: (i) activities on behalf of an independently operated subsidiary, division, or unit of a diversified corporation or similar business that has common ownership with a Competitor so long as the business of the independently operated business unit does not involve a Conflicting Product or Service; or, (ii) a passive and non-controlling ownership interest in a Competitor through ownership of less than 2% of the stock in a publicly traded company.

3.5.    Clarification of Restrictions.     In the event that the meaning of a material portion of a post-employment restriction applicable to Employee is not clear to Employee at the time his or her employment with the Company ends (such as the boundaries for applicable geographic area, scope of activity, or applicable time frame), Employee will contact a duly authorized representative of the Human Resources Department or Legal Department of the Company in writing in order to get a clarification of the restriction prior to engaging in any activity that could reasonably be anticipated to fall within the restriction. Employee understands that the failure to seek such a clarification may waive Employee’s right to later claim confusion over the scope or application of a restriction.

3.6.    Survival of Restrictions. (a) Before accepting new employment, Employee will advise the prospective future employer of the restrictions in this Agreement. And, Employee agrees that the Company may advise a future employer or prospective employer of this Agreement and the Company’s position on the potential application of this Agreement to Employee and Employee agrees that he or she will not assert that the Company’s doing so constitutes actionable interference or defamation. (b) The Agreement’s post-employment obligations will survive the termination of Employee's employment with Company, regardless of the cause of the termination, and shall, likewise, continue to apply and be valid notwithstanding any change in Employee’s duties, compensation, responsibilities, position or title and/or the assignment of this Agreement by the Company to any successor in interest or other assignee. (c) If Employee violates one of the post-

Exhibit 10.4

employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day Employee violates it, up to a maximum extension of time that equals the originally proscribed period of time, so as to give Company the full benefit of the bargained-for length of forbearance and no more. (d) If a court finds any of the Agreement’s restrictions unenforceable as written, it is the intention of the parties that the Court revise or reduce the restriction (for the jurisdiction covered by that court only) so as to make it enforceable to protect Company’s interests to the maximum extent legally allowed within that jurisdiction. (e) If Employee becomes employed with or provides services or assistance to a parent or affiliate entity of the Company, the parent or affiliate will be construed to be included within the definition of the Company and will have the same rights of enforcement and protection as the Company.

SECTION 4. Special Remedies. If Employee breaches or threatens to breach any of the restrictions or related obligations in this Agreement, the Company may recover: (i) an order of specific performance or declaratory relief; (ii) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction; (iii) damages; (iv) attorney's fees and costs incurred in obtaining relief; and (v) any other legal or equitable relief or remedy allowed by law. The parties agree that One Thousand Dollars ($1,000.00) shall be a reasonable amount of the bond to be posted if an injunction is sought by Company to enforce this Agreement and a bond is required.

SECTION 5. Severability, Waiver, Modification, Assignment, Governing Law. (a) It is the intention of the parties that if any provision of the Agreement is determined by a court of competent jurisdiction to be void, illegal or unenforceable, in whole or in part, notwithstanding the power to modify this Agreement under Section 3.6(d), all other provisions will remain in full force and effect, as if the void, illegal, or unenforceable provision is not part of the Agreement. (b) If either party waives his, her, or its right to pursue a claim for the other’s breach of any provision of the Agreement, the waiver will not extinguish that party’s right to pursue a claim for a subsequent breach. (c) Except where otherwise expressly indicated, the Agreement contains the parties’ entire agreement concerning the matters covered in it. The Agreement may not be waived, modified, altered or amended except by written agreement of all parties or by court order. (d) The Agreement will automatically inure to the benefit of Company’s successors, assigns, and merged entities, as well as the Company’s affiliates, subsidiaries, and parent(s); and, this Agreement may be enforced by any one or more of the foregoing, without need of any further authorization or agreement from Employee. (e) Employee consents to and agrees to the personal jurisdiction of the Courts located in Houston, Texas over him or her, and waives his or her right to object to the contrary. (f) The laws of the Texas will govern the Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties, regardless of any conflicts of law principles of any state that may be to the contrary. (g) The exclusive forum and venue for any legal action arising from this Agreement that can be pursued in a court of law will be a court of competent jurisdiction in Houston, Texas, and Employee consents to the personal jurisdiction of such a court over him or her; provided, however, that if despite Employee’s express consent herein it is found that no court in

Exhibit 10.4

Houston, Texas, has personal jurisdiction over Employee, venue will be proper in the state where Employee last regularly worked for the Company.

SECTION 6. Jury Trial Waiver. The parties hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement.

SECTION 7.     Resolution for Incumbent Employee. This section applies only if Employee is already a current employee of Company at the time this Agreement is made.

7.1. Settlement Purpose. Employee has received Confidential Information, specialized training and/or business goodwill with customers through paid employment with the Company with the understanding that this was for the benefit of the Company. Due to the position of trust and confidence held by Employee some post-employment activities would by their nature deprive the Company of the benefit of its Confidential Information and other investments in Employee and cause irreparable harm which justifies post-employment restrictions. However, the nature and scope of the post-employment restrictions that are reasonable and necessary to balance the parties interests is an unresolved matter between the parties. Accordingly, an important purpose of this Agreement is to fully settle and resolve such uncertainties and provide a set of predictable boundaries upon which the parties may rely to avoid future disputes. Thus, this Agreement will be enforced subject to public policies favoring settlement or resolution agreements.

Nothing in this Agreement will be construed to create a contract of employment for a definite period of time or to prohibit either party from having the freedom to end the employment relationship at-will, with or without cause.

AGREED to and effective as of the date of Employee’s acceptance, or the first day of Employee’s employment if executed prior to active employment.

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